Exhibit 99.1


[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
CAESARS                                                                     News
----------------
ENTERTAINMENT

CONTACTS:                                                 FOR IMMEDIATE RELEASE

Investors                        Media
Josh Hirsberg                    Robert W. Stewart
702.699.5269                     702.699.5043
hirsbergj@parkplace.com          stewartr@parkplace.com


                 Caesars Entertainment, Columbia Sussex Receive
                  Second Request from Federal Trade Commission
                          Regarding Caesars Tahoe Sale


LAS VEGAS, February 4, 2005 - Caesars Entertainment Inc. (NYSE: CZR) today announced that on February 2, 2005 it received a request for additional information from the Federal Trade Commission in connection with its planned sale of Caesars Tahoe to an affiliate of Columbia Sussex Corporation, a hotel, resort and casino operator based in Fort Mitchell, Kentucky. Columbia Sussex received the same request for additional information from the FTC.

The companies intend to respond promptly to the information request, which was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The effect of the second request is to extend the waiting period imposed by the Hart-Scott-Rodino Act until thirty days after Caesars and Columbia Sussex have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.


About Columbia Sussex
---------------------

Columbia Sussex and its affiliates are one of the largest privately held hotel owners in the country, and one of Marriott Corporation's top licensees. Columbia Sussex and its affiliates operate 64 hotels, resorts and casinos in 28 states and overseas, including the Lighthouse Point Casino in Greenville, Mississippi, the Horizon Casino Resort in South Lake Tahoe and the Westin Casuarina property on Grand Cayman Island. It has also recently opened the Westin Casuarina in Las Vegas, and purchased the River Palms Casino in Laughlin, Nevada.

About Caesars Entertainment
---------------------------

Caesars Entertainment, Inc. (NYSE: CZR) is one of the world's leading gaming companies. With 25 properties on four continents, 25,000 hotel rooms, two million square feet of casino space and 52,000 employees, the Caesars portfolio is among the strongest in the industry. Caesars casino resorts operate under the Caesars, Bally's, Flamingo, Grand Casinos, Hilton and Paris brand names. The company has its corporate headquarters in Las Vegas.

In July 2004, the Board of Directors of Caesars Entertainment approved an offer from Harrah's Entertainment to acquire the company for approximately $1.8 billion and 66.3 million shares of Harrah's common stock. The offer must be approved by shareholders of both companies and federal and state regulators before the transaction can close.

Additional information on Caesars Entertainment can be accessed through the company's web site at www.caesars.com.

NOTE: This press release contains "forward-looking statements" within the meaning of the federal securities law, which are intended to qualify for the safe harbor from liability provided thereunder. All statements which are not historical statements of fact are "forward-looking statements" for purposes of these provisions and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such forward-looking statements include statements regarding when the transaction is expected to close, the company's strategy, the company's use of the sale proceeds, Columbia Sussex's plans for the property, the financial impact of this transaction on the company and future uses of the company's capital and resources. Risk factors which could cause actual results to differ from expectations include the closing of the transaction and/or the timing thereof and matters related to the sales and transition processes. Additional information concerning potential risk factors that could affect the company's future performance are described from time to time in the company's reports filed with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. The reports may be viewed free of charge at the following website: www.sec.gov. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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